UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2007

Consolidated Medical Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Montana	2-89616	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 7, 2007, the Company released a Form 8-K detailing the transfer of 3,000,000 shares of common stock to CNRE Investments # 1 LLC (“CNRE”) in exchange for a $250,000 debt that the Company owed CNRE.

CNRE and CMMI never agreed on the terms of this debt-equity swap, and since that time, CMMI has discovered that CNRE took possession of the shares through the misappropriation of those shares by CapNet Securities Corporation, the Company’s former investment banker and registered NASD broker-dealer (“CapNet”).

Consequently, the Company has filed suit against CapNet to reacquire those shares. The Company’s lawsuit alleges that CMMI gave brokerage instructions to CapNet to acquire the shares for CMMI’s benefit from a third party; however, CapNet misappropriated the shares for its benefit and/or the benefit of CNRE, an entity affiliated with CapNet.

The Company is now releasing this Form 8-K to correct the earlier statements made in the Form 8-K released on June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Medical Management, Inc. (Registrant)

By:	/s/
Timothy G. Byrd, Sr.
CEO

Dated: August 6, 2007